EXECUTION COPY


                       FIRST AMENDMENT TO RIGHTS AGREEMENT
                       -----------------------------------

                  First Amendment dated as of February 18, 1998 (this "Amendment") to Rights Agreement dated as of March 15, 1996 (the "Rights Agreement") between MASTERING, INC., a Delaware corporation f/k/a Eagle River Interactive, Inc. (the "Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation (the "Rights Agent").

                              W I T N E S S E T H :
                              --------------------

                  WHEREAS, the Board of Directors of the Company has approved an Agreement and Plan of Merger dated as of February 18, 1998 (the "Merger Agreement") by and among the Company, PLATINUM technology, inc., a Delaware corporation ("Parent"), and PT Acquisition Corporation I, a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"), providing for the merger (the "Merger") of Acquisition Sub with and into the Company and pursuant to which the Company will become a wholly-owned subsidiary of Parent;

                  WHEREAS, the Board of Directors of the Company has determined that the Merger is advisable, consistent with, in
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furtherance  of and  otherwise  in the best  interests  of the  Company  and its stockholders;

                  WHEREAS, the willingness of Parent and Acquisition Sub to enter into the Merger Agreement is conditioned on, among other things, the amendment of the Rights Agreement on the terms set forth herein;

                  WHEREAS, at the date of this Amendment, the Distribution Date has not occurred and there is no Acquiring Person;

                  WHEREAS, Section 27 of the Rights Agreement provides that the Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Rights Certificates to, among other things, make any provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, the Rights Agreement may not be amended in any manner which would adversely affect the interests of the holders of Rights; and
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                  WHEREAS,   in  compliance   with  Section  27  of  the  Rights
Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as hereinafter set forth and have executed and delivered this Amendment immediately prior to the execution and delivery of the Merger Agreement.

                  NOW, THEREFORE, in consideration of the Rights Agreement and the premises and mutual agreements herein set forth, the parties hereby agree as follows:

                  1. The Rights Agreement is hereby amended by replacing all references therein (including the exhibits thereto) to "Eagle River Interactive, Inc." with "Mastering, Inc."

                  2. Section 1 of the Rights Agreement is hereby amended by adding the following definitions thereto:

                  "Acquisition Sub" shall mean PT Acquisition Corporation I, a Delaware corporation and a wholly-owned subsidiary of Parent.

                  "Merger" shall mean the merger of Acquisition Sub with and into the Company as contemplated by the Merger Agreement.
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                  "Merger  Agreement"  shall  mean  the  Agreement  and  Plan of
         Merger, dated as of February 18, 1998, among Parent, Acquisition Sub and the Company, as the same may be amended in accordance with the terms thereof.

                  "Parent" shall mean PLATINUM technology, inc., a Delaware corporation.

                  3. The definition of Acquiring Person contained in Section 1 of the Rights Agreement is hereby amended by adding to the end thereof the following:

                  "Notwithstanding  anything to the contrary  contained  herein, neither Parent nor Acquisition Sub, nor any of their respective Affiliates or Associates shall be or become an "Acquiring Person" as a result of the approval, execution, delivery or announcement of the
         Merger   Agreement  (or  any  amendment  to  the  Merger  Agreement  in
         accordance  with  the  terms  thereof)  or  the   consummation  of  the
         transactions contemplated thereby (including, without limitation, the Merger)."
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                  4. The  definition  of Shares  Acquisition  Date  contained in
Section 1 of the Rights Agreement is hereby amended by adding to the end thereof the following:

                  "Notwithstanding anything to the contrary contained herein, no Shares Acquisition Date shall occur as a result of the approval, execution, delivery or announcement of the Merger Agreement (or any amendment to the Merger Agreement in accordance with the terms thereof) or the consummation of the transactions contemplated thereby (including, without limitation, the Merger)."

                  5. Section 3(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

                  "Notwithstanding anything to the contrary contained herein, no Distribution Date shall occur as a result of the approval, execution, delivery or announcement of the Merger Agreement (or any amendment to the Merger Agreement in accordance with the terms thereof) or the consummation of the transactions contemplated thereby (including, without limitation, the Merger), and no Distribution Date will, in any event, occur prior to the effective time of the Merger or the earlier termination of the Merger Agreement."
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                  6. Section 7(a) of the Rights  Agreement is hereby  amended by replacing the words "(the earlier of (i) and (ii) being herein referred to as the "Expiration Date") and (iii)" with the following:

                  "and (iii) immediately prior to the effective time of the Merger (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date") and (iv)"

                  7. Section 11 of the Rights Agreement is hereby amended by adding to the end thereof the following:

                  "(q)  Notwithstanding   anything  to  the  contrary  contained
         herein, the provisions of this Section 11 will not apply to or be triggered by the approval, execution, delivery or announcement of the Merger Agreement (or any amendment to the Merger Agreement in accordance with the terms thereof) or the consummation of the transactions contemplated thereby (including, without limitation, the Merger)."

                  8.  Section 13 of the Rights  Agreement  is hereby  amended by adding to the end thereof the following:
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                  "(d)  Notwithstanding   anything  to  the  contrary  contained
         herein, the provisions of this Section 13 will not apply to or be triggered by the approval, execution, delivery or announcement of the
         Merger   Agreement  (or  any  amendment  to  the  Merger  Agreement  in
         accordance  with  the  terms  thereof)  or  the   consummation  of  the
         transactions contemplated thereby (including, without limitation, the Merger)."

                  9. Section 26 of the Rights Agreement is hereby amended by replacing the name and address of the Company stated therein with:

                                    Mastering, Inc.
                                    9201 East Mountain View Road
                                    Suite 200
                                    Scottsdale, Arizona 85258-5132
                                    Attention: Corporate Secretary


                  10. The Form of Right Certificate attached to the Rights Agreement as Exhibit B is hereby amended by replacing the words "dated as of ________ ___ 1996" with "dated as of March 15, 1996, as may be amended from time to time".

                  11. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment.

                  12. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed with in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  13.  This   Amendment   may  be  executed  in  any  number  of
counterparts, and each of such counterparts shall for all
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purposes be deemed to be an original,  and all such counterparts  shall together constitute one and the same instrument.

                  14. Any capitalized term used herein but not defined herein shall have the respective meanings ascribed to them in the Rights Agreement.

                  15. Except as otherwise expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any other manner affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are hereby ratified and confirmed in all respects and shall continue in full force and effect.
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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Amendment to be duly executed and attested, all as of the day and year first above written.

                                                 MASTERING, INC.



                                                 By:  /s/ Marc Pinto
                                                    ----------------------------
                                                      Name: Marc Pinto
                                                      Title: EVP & CFO

Attest:



By:  /s/ Thomas R. Graunke
   ----------------------------
     Name: Thomas R. Graunke
     Title: President



                                                 HARRIS TRUST AND SAVINGS BANK



                                                 By:  /s/ Tod Shafer
                                                    ----------------------------
                                                      Name: Tod Shafer
                                                      Title: Vice President


Attest:



By:  /s/ Susan Hogan
   ----------------------------
     Name: Susan Hogan
     Title: Trust Officer
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